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                                                                   Exhibit 1(nn)

                                     FORM OF

                              JANUS INVESTMENT FUND

                        CERTIFICATE OF ESTABLISHMENT AND
                      DESIGNATION OF JANUS SMART PORTFOLIOS

     The undersigned, being the Secretary of Janus Investment Fund, a Massachusetts business trust with transferable shares (the "Trust"), being duly authorized by unanimous vote of the duly elected and qualified Trustees of the Trust acting pursuant to Sections 3.6 and 4.1 of the Trust's Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, as further amended from time to time (the "Declaration") in which the Board of Trustees approved the establishment and designation of three additional series of the Trust, does hereby establish and designate (1) Janus Smart Portfolio--Growth;
(2) Janus Smart Portfolio--Moderate and (3) Janus Smart Portfolio--Conservative (collectively, "Smart Portfolios") (in addition to the Funds now existing) into which the assets of the Trust shall be divided, having the relative rights and preferences as follows:

     1. The beneficial interest in each of the Smart Portfolios shall be represented by separate series of shares of beneficial interest, each with par value one cent ($.01) per share (the "Shares"), which series' shall bear the names of (a) Janus Smart Portfolio--Growth; (b) Janus Smart Portfolio--Moderate and (c) Janus Smart Portfolio--Conservative to which each relates and shall represent the beneficial interest only in such respective Smart Portfolio. An unlimited number of Shares of each series may be issued.

     2. The Smart Portfolios shall each be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then effective registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

     3. The Shares of each of the Smart Portfolios shall have the additional relative rights and preferences, shall be subject to the liabilities, shall have the other characteristics, and shall be subject to other powers of the Trustees, all as set forth in paragraphs (a) through (m) of Section 4.2 of the Declaration. Without limitation of the foregoing sentence, each Share of each series shall be redeemable, shall be entitled to one vote, or a ratable fraction of one vote in respect of a fractional share, as to matters on which Shares of such series' shall be entitled to vote, and shall represent a share of the beneficial interest in the assets of the respective Smart Portfolio, all as provided in the Declaration.

     4. Subject to the provisions and limitations of Section 7.3 of the Declaration and applicable law, this Certificate of Establishment and Designation may be amended by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment materially adversely affects the rights of the Shareholders of a Smart Portfolio, such amendment may be adopted by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust
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pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of the Declaration of the holders of a majority of all the Shares of the respective Smart Portfolio outstanding and entitled to vote.

     5. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration filed with the Secretary of State of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year set forth opposite my signature below.

                                        JANUS INVESTMENT FUND


Dated:         , 2005                   By:
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                                            Kelley Abbott Howes, Secretary
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                                 ACKNOWLEDGMENT

STATE OF COLORADO         )
                          ) ss.
CITY AND COUNTY OF DENVER )

     BEFORE ME, the undersigned authority, on this day personally appeared Kelley Abbott Howes, Secretary of Janus Investment Fund, a Massachusetts business trust, who, after being first duly sworn, stated that she executed the foregoing document for the consideration therein expressed and in the capacity therein stated.

     SUBSCRIBED AND SWORN TO this ____ day of _________, 2005.

My Commission Expires:

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                                        Notary Public